EXHIBIT 10.3

                THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

          THIS THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT ("Amendment"), dated as of February 28, 1995, is entered into between WASHINGTON SCIENTIFIC INDUSTRIES, INC. (the "Borrower") and FBS BUSINESS FINANCE CORPORATION (the "Lender").

                                    RECITALS

          WHEREAS the Borrower and the Lender are parties to that certain Credit and Security Agreement dated as of March 15, 1993, as supplemented by Supplement A to Credit and Security Agreement dated as of March 15, 1993 ("Supplement A") and as amended by that certain First Amendment to Credit and Security Agreement dated as of December 10, 1993, as the maturity of which was extended by that certain Extension Agreement dated as of March 15, 1994 and by that certain Extension Agreement dated as of March 31, 1994 and as amended by that certain Second Amendment to Credit and Security Agreement dated as of April 6, 1994 (as so supplemented, amended and extended, the "Credit Agreement"); and

          WHEREAS, the Lender's commitment to make loans under the Credit Agreement terminates and the loans thereunder mature on February 28, 1995; and

          WHEREAS, the Borrower has requested the Lender to extend its commitment to make loans and the maturity of the outstanding loans under the Credit Agreement; and

          WHEREAS, the Lender is willing to grant the Borrower's request on the terms and subject to the conditions contained herein.

          NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under this Amendment, the Credit Agreement, and all documents executed and delivered pursuant hereto and thereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

          1. Definitions.

               (a) All capitalized terms used herein shall have the meaning ascribed to them in the Credit Agreement unless otherwise specifically defined herein.

               (b) The definition of "Termination Date" contained in Article I of the Credit Agreement is hereby amended in its entirety as follows:

                    "Termination Date": The earlier of (a) March 31, 1995 or (b)
               the date upon which all Obligations shall have been declared to be due and payable as a result of the occurrence of an Event of Default as provided in Section 7.2.

               (c) The following new definition is hereby added to Article I of the Credit Agreement:

                    "Third Amendment": The Third Amendment to Credit and
               Security Agreement between the Borrower and the Lender dated as of February 28, 1995.

          2. Reaffirmation. Except as expressly modified by this Amendment, all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under the Credit Agreement, the Loan Documents and any Supplemental Documentation are hereby reaffirmed by the Borrower.

          3. Representations, Warranties and Acknowledgements of Borrower. The Borrower represents, warrants and acknowledges to the Lender that:

          (a) The above Recitals are true and correct as of the date hereof.

          (b) The Borrower's Obligations to the Lender exist and are owing with no offset, defense or counterclaim assertable by the Borrower.

          (c) The per annum interest rate applicable to the Obligations pursuant to Section 3.1(a) of Supplement A is the Reference Rate in effect from time to time plus three percent (3%), subject to reduction as provided in said
     Section 3.1(a).

          (d) The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Amendment and to perform its obligations hereunder and under the Credit Agreement as amended hereby. This Amendment has been duly authorized by all necessary corporate action and when executed and delivered will be the legal and binding obligation of the Borrower. The execution and delivery of this Amendment will not violate the Borrower's Articles of Incorporation or bylaws or any law applicable to the Borrower. No governmental consent or exemption or third party consent is required in connection with the Borrower's execution and delivery of this Amendment that has not been obtained by the date hereof other than previously disclosed by the Borrower to the Lender in writing.

          (e) The Borrower's audited financial statements as of August 28, 1994 have been prepared in accordance with GAAP and such audited financial statements and the Borrower's preliminary financial statements as at January 22, 1995 fairly present the Borrower's financial condition as at each such date. The Borrower has no material obligation or liability not disclosed in such financial statements, and there has been no material adverse change in the condition of the Borrower since the dates of such financial statements, except as disclosed by the Borrower to the Lender.

          4. Amendments to Supplement A.

          (a) Section 5.1 is hereby amended in its entirety as follows:

               5.1 Net Loss. Permit the Borrower's net loss to exceed (a) $536,000 for the three months ending May 29, 1994, (b) $378,000 for the three months ending August 28, 1994,(c) $120,000 for the three months ending November 27, 1994 and (d) $332,000 for the three months ending February 26, 1995 and (e) for each measurement period specified below, the amount specified therefor:

                                        Maximum Permitted
             Measurement Period               Net Loss

          December 27, 1993 through
          January 23, 1994                    $225,000

          January 24, 1994 through
          February 27, 1994                   $125,000

          February 28, 1994 through
          March 27, 1994                      $140,000

          March 28, 1994 through
          April 24, 1994                      $186,000

          April 25, 1994 through
          May 29, 1994                        $235,000

          May 30, 1994 through
          June 26, 1994                       $112,000

          June 27, 1994 through
          July 24, 1994                       $107,000

          July 25, 1994 through
          August 28, 1994                     $184,000

          August 29, 1994 through
          September 25, 1994                  $ 66,000

          September 26, 1994 through
          October 23, 1994                    $ 71,000

          October 24, 1994 through
          November 27, 1994                   $  8,000

          November 28, 1994 through
          December 25, 1994                   $  3,000

          December 26, 1994 through
          January 22, 1995                    $  6,000

          January 23, 1995 through
          February 26, 1995                   $100,000

          February 27, 1995 through
          March 26, 1995                      $ 50,000

          (b) Section 5.2 is hereby amended in its entirety as follows:

               5.2 Leverage Ratio. Permit the ratio ("Leverage Ratio") of the Borrower's consolidated total liabilities to Net Worth to exceed
          (a)4.5 to 1.0 as of February 27,1994,(b) 4.5 to 1.0 as of May 29,1994,(c)4.7 to 1.0 as of August 28, 1994, (d) 4.7 to 1.0 as of
          November 27,1994, and (e)4.7 to 1.0 as of February 26, 1995.

          5. Amendment to Article VII of the Credit Agreement. Section 7.1(o) is hereby amended in its entirety as follows:

               7.1(o) Defaults under Amendments. The Borrower shall default in performance of its obligations under the First Amendment, the Second Amendment or under the Third Amendment.

          6. Limited Waiver. Upon execution of this Amendment the Lender waives the Event of Default arising out of the Borrower's failure during the reporting period as of December 25, 1994 to comply with Section 5.1 of Supplement A (Net
Loss); provided, that, the waiver of the Event of Default granted hereby shall not constitute a waiver by the Lender of any other Unmatured Event of Default or Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future, and the Borrower hereby expressly waives any claim to such effect.

          7. Extension Fee. In consideration of entry by the Lender into this Amendment, the Borrower shall pay to the Lender an extension fee in the amount of $2,000 upon execution of this Amendment. This fee shall be in addition to the monthly administrative fee and the nonuse fee which shall continue in effect as provided in the Credit Agreement.

          8. Reaffirmation. The Borrower hereby reaffirms that from the Effective Date (as hereinafter defined) until the Termination Date (as the definition of such term is amended in this Third Amendment) the Borrower shall make no payments on the Insurance Company Notes other than the payment required, if any, on the Insurance Company Notes on March 5, 1995, as set forth in Exhibit A-1 to that certain First Amendment to Intercreditor Agreement dated as of April 6, 1994 (a copy of which is attached to the Second Amendment to the Credit Agreement as Exhibit C).

          9. Conditions Precedent. The Borrower acknowledges that this Amendment shall become effective as of February 28, 1995 ("Effective Date"), but only upon receipt by the Lender of all of the following which, in the case of all documents, instruments and agreements, shall be duly executed by the appropriate parties and be in form and substance satisfactory to the Lender, in its sole discretion, and to counsel to the Lender:

          (a) Counterparts of this Amendment duly executed by the Lender and the Borrower;

          (b) A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and of any other writings to be delivered in connection herewith, certified by its secretary or assistant secretary;

          (c) A certificate of the secretary or assistant secretary of the Borrower certifying the names of the officers of the Borrower authorized to sign this Amendment, together with the true signatures of such officers;


          (d) Such other agreements, instruments and documents as the Lender may request the Borrower to deliver, or to cause to be delivered, to effectuate this Amendment.

          10. No Defaults. The Borrower hereby represents and warrants to the Lender that, except as otherwise waived herein, no Event of Default or Unmatured Event of Default has occurred or its continuing under the Credit Agreement.

          11. Reimbursement of Expenses. The Borrower agrees to promptly reimburse the Lender for any and all reasonable expenses, fees and disbursements, including reasonable attorneys' fees incurred in connection with the preparation, negotiation and execution of this Amendment, and all documents related hereto and thereto.

          12. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which counterparts of this Amendment when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

                                          WASHINGTON SCIENTIFIC INDUSTRIES, INC.

                                          By /s/ W.J. Lucke
                                             Its Vice President


                                          FBS BUSINESS FINANCE CORPORATION

                                          By /s/ Leonard H. Ramotar
                                             Its Vice President